Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Verint Systems Inc. of our report dated March 8, 2002, appearing in a 424(b) Prospectus of Verint Systems Inc. filed with the Securities and Exchange Commission on May 16, 2002.



/s/ Deloitte & Touche LLP

Jericho, New York
August 27, 2002